Exhibit (a)(15)

WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the charter of the Corporation (the “Charter”), and by Section 2-208 of the Maryland General Corporation Law, the Board, by resolutions adopted at a meeting duly called and held, has classified 1,500,000,000 authorized but unclassified shares of common stock of the Corporation, $.001 par value per share (“Common Stock”) in the following three classes of Western Asset Asian Bond Portfolio:

Designation	Number of Shares

Western Asset Asian Bond Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

SECOND: Each Class I, Class FI and Class IS share of Western Asset Asian Bond Portfolio (the “New Portfolio”) shall represent investment in the same pool of assets as every other share of the New Portfolio and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Corporation’s Charter, Bylaws and multiple class plan and as set forth below

(1)	The net asset values of Class IS, Class I and Class FI shares of the Series shall be calculated separately. In calculating the net asset values,

(a)	Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)	Each class shall be charged separately with such other expenses as may be permitted by law, including U.S. Securities and Exchange Commission (“SEC”) rule or order, and as the Board shall deem appropriate;

(c)	All other fees and expenses applicable to the Series shall be charged to all classes of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law;

(2)	Dividends and other distributions shall be paid on Class IS, Class I and Class FI shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class IS, Class I and Class FI shares. In calculating the amount of any dividend or other distribution,

(a)	Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)	Each class shall be charged separately with such other expenses as may be permitted by law, including SEC rule or order, and as the Board shall deem appropriate;

(c)	All other fees and expenses applicable to the Series shall be charged to each class of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law;

(3)	Each class of the Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of the Series shall vote together, and every share of the Series, regardless of class, shall have an equal vote with every other share of the Series.

THIRD: As of the filing of these Articles Supplementary, the Corporation has authority to issue twenty-one billion one hundred fifty million (21,150,000,000) shares of Common Stock, having an aggregate par value of twenty-one million one hundred fifty thousand dollars ($21,150,000). These shares are classified as follows:

Designation	Number of Shares

Western Asset Asian Bond Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Enhanced Equity Portfolio	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Money Market Portfolio	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Class I Shares
50,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Global Multi-Sector Portfolio	100,000,000 Class I Shares
100,000,000 Class FI Shares
100,000,000 Class IS Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Class I Shares
300,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Total Return Unconstrained Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Core Bond Portfolio	1,000,000,000 Class I Shares
500,000,000 Class FI Shares
1,000,000,000 Class IS Shares

Western Asset Core Plus Bond Portfolio	2,700,000,000 Class I Shares
500,000,000 Class FI Shares
2,700,000,000 Class IS Shares

Western Asset High Yield Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Common Stock (without classification)	100,000,000

FOURTH: These Articles Supplementary do not change the number of shares that the Corporation has authority to issue.

FIFTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 14th day of September, 2011.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Richard M. Wachterman	By:	/s/ R. Jay Gerken (SEAL)
Richard M. Wachterman, Assistant Secretary		R. Jay Gerken, President